Exhibit 99.1

FOR IMMEDIATE RELEASE

Rockdale Resources Enters Into Letter of Intent to Acquire Working Interest in a Historical Oklahoma Oil Field

Houston, Texas, April 24, 2015 (Marketwire) -- Rockdale Resources Corporation (OTCQB: BBLS), (“Rockdale" or “Company”) is pleased to announce the signing of a Letter of Intent (“LOI”) with Houston based SUDS Properties, LLC (“SPL”), whereby Rockdale will acquire up to a 50% undivided Working Interest (“WI”) in the historic 2,600 acre Slick Unit Dutcher Sands field (“SUDS”), located in Creek County, Oklahoma, in exchange for up to 70% of the issued and outstanding shares of Rockdale, on a fully diluted basis. The final percentages will be determined by the total 1P reserves (proved reserves of oil) as of December 31st, 2014, detailed on the reserve reports currently being updated by independent licensed reserve engineers, for both SPL and Rockdale.

Both parties have agreed to enter into a Definitive Purchase Agreement (“DPA”) upon completion of the updated qualified reserve report and use their best efforts to close the transaction on or before May 31st, 2015 (“Closing”). The Closing contemplated by the LOI is conditioned on the parties negotiating the specific terms of the DPA based on the qualified reserve reports, an independent fairness opinion, and Rockdale’s shareholders voting to approve the transaction.

At Closing, Mr. Zel C. Khan, recently appointed as interim Chief Executive Officer (“CEO”) of Rockdale and current Manager of SPL, will officially be appointed CEO, President and a Director of Rockdale. Two (2) additional directors will be nominated and elected to the Board at the upcoming Annual Shareholders Meeting (“ASM”), for a total of five Directors.

The SUDS field is currently operated by SPL’s parent company, Jovian Petroleum Corporation (“Jovian”). With the acquisition of SUDS, Jovian will assign operations over to Rockdale and migrate its operational team. At Closing, Rockdale will own interests in 113 wells on 3,200 acres of leased land in the States of Texas and Oklahoma, expanding its foothold and increasing its profitability.

To capitalize on current oil prices, Rockdale is in the process of implementing a development & expansion program and plans to use a combination of equity and non-dilutive financing to fund such program.

“This deal will be a significant step forward for Rockdale and will solidify its position as an emerging oil producer,” said Mr. Khan, “With the controlled leasehold and significant increase in proven reserves, the main task is to effectively manage these assets and maximize production using technologies that reduce lift cost.”

Mr. Khan is a successful oil field operator with over 20 years of experience in the Oil and Gas industry. He has operated in Texas, Oklahoma, New Mexico and California, both onshore and offshore. He has an established history of reducing operational costs on various projects including a former ConocoPhillips deep water Gulf of Mexico facility. Mr. Khan holds an MBA from Chapman University, California.

About The Slick Unit Dutcher Sands Field

The SUDS oilfield consists of 2,600 acres located in Creek County, Oklahoma. The first oil producer was completed in 1918 by Standard Oil of Ohio (“Sohio”), which at that time was owned by John D. Rockefeller. By 1959, approximately 14,000,000 barrels of oil had been recovered at an average well depth of 3,100 feet and over 100 wells in production. Through a series of events, the infrastructure had deteriorated and the field suffered a lot of neglect.

Since 2011, Jovian has invested an estimated $1.6 million into the restoration of the field; rebuilding the infrastructure and putting wells back in production. To date, 18 wells have been worked over and 9 are fully operational with considerable reserves remaining.

We believe that once fully optimized, SUDS will be capable of producing over 350 barrels of oil per day (“bopd”).

About Rockdale Resources Corporation

Rockdale Resources Corporation is a domestic oil exploration and production company, which focuses on new oil wells in established areas of oil production using state-of-the-art technology to maximize production and identify areas with the greatest potential. The Company's area of operations is in the Minerva-Rockdale Field near Rockdale, Texas, which has produced over 7 million barrels of oil since its first wells were established in 1921. Rockdale Resources Corporation’s corporate offices are located in Houston, Texas.

Forward-looking Statements

Certain information in this press release constitutes forward-looking statements within the meaning of applicable securities laws, including, but not limited to, statements regarding well production, use of proceeds, future drilling, operating expenses, and additional funding.  Any statement that does not contain a historical fact may be deemed to be a forward-looking statement.   In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of such terms, or other comparable terminology, although not all forward-looking statements contain such identifying words. Forward-looking statements are only predictions based on current expectations and projections about future events.

Forward-looking statements are subject to a number of assumptions, risks, and uncertainties, many of which are beyond the Company’s control, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements.  Such assumptions, risks, and uncertainties include, among others, those associated with the entry into a definitive purchase agreement with SPL, the cost of the acquisition and Rockdale’s ability to fund the transaction and other related costs; the failure to consummate or delays in consummating the proposed transaction; the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied; the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated; Rockdale’s ability to achieve the synergies and value creation contemplated by the proposed transaction; the ability of Rockdale to effectively integrate the assets acquired; the diversion of management time on transaction-related issues; exploration activities; oil and gas production; marketing and transportation; costs of operations; loss of markets; volatility of oil and gas prices; imprecision of reserve and future production estimates; environmental risks; competition; inability to access sufficient capital from internal and external sources; general economic conditions; litigation; and changes in regulation and legislation.  Readers are cautioned that the foregoing list is not exhaustive. In addition to the above, there are important factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including the risk factors set forth in Rockdale’s most recent reports on Form 10-K, Form 10-Q and other documents on file with the Securities and Exchange Commission (“SEC”). Rockdale’s forward-looking statements are based on assumptions that Rockdale believes to be reasonable but that may not prove to be accurate. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional information on these and other factors that could affect Rockdale’s ability to complete the proposed transaction, the outcome of such transaction, Rockdale’s operations and financial results is available by contacting Rockdale or reviewing Rockdale’s SEC filings at www.sec.gov.  Furthermore, the forward-looking statements contained in this press release are made as of the date of this press release, and Rockdale does not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by applicable law.

Contact: Leo Womack, Rockdale Resources Corporation, 512-537-2257.

info@rockdaleresources.com

SOURCE Rockdale Resources Corporation

Web Site: http://www.rockdaleresources.com